Exhibit 10.99



                        PRODUCT DEVELOPMENT AGREEMENT

                       Dated as of November 10th, 2003

                                   between

                           PURE ENERGY CORPORATION
                      DBA/PURE ENERGY OF AMERICA, INC.
                             Paramus, New Jersey

                                     And

                                  IGI, INC.
                              Buena, New Jersey


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                        PRODUCT DEVELOPMENT AGREEMENT

      This Product Development Agreement ("Agreement") is entered into as of November 10th, 2003, between PURE ENERGY CORPORATION. a Delaware Corporation, dba/PURE ENERGY OF AMERICA, INC., with its principal place of business at 61 South Paramus Road, Paramus New Jersey 07652 ("PEC"), and IGI, INC., a Delaware Corporation, with its principal place of business at 105 Lincoln Avenue, Buena, New Jersey ("IGI"). Each of PEC and IGI may be referred to herein as a "Party" and together shall be referred to as the "Parties".

                                  RECITALS

      WHEREAS, Pure Energy Corporation (PEC) has been engaged in the business of developing, marketing, and supplying alternative transportation fuels and fuel additives, and has substantial experience in this field;

      WHEREAS IGI, Inc. (IGI) has discovered, and possesses intellectual property rights on Novasomes(R) micro-encapsulation technologies, which optimize the encapsulation and controlled release of cosmetic, skin care products, chemicals, biocides, pesticides, fuels, medicines, foods, beverages, pet care products and various other substances, yielding value-added qualities;

      WHEREAS, PEC believes there is significant market opportunity worldwide for cleaner burning fuels and performance additives, and wishes to develop new high performance alternative fuels and fuel additive products, incorporating IGI's micro-encapsulation technology, and

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

Capitalized words and phrases used in this Agreement have the following meanings:

      "Effective Date" means the date set forth above.

      "Products" means those cleaner burning alternative fuel formulations and performance fuel additives, incorporating IGI's Novasomes(R) micro-encapsulation technologies, which are jointly developed by PEC and IGI under the terms of this Agreement.

      "Term" shall mean the period of this Agreement as determined in accordance with the provisions of Article IX.

                                 ARTICLE II
                                 OBJECTIVES

      PEC and IGI agree to jointly research and develop the following products:

      a. A new class of cleaner burning alternative fuel formulations based on PEC's proprietary fuel formulations and IGI's micro-encapsulation technology.

      b. A new class of high performance fuel additives based on PEC's proprietary fuel additives and IGI's micro-encapsulation technology.

      Other products and technologies may be added to this R&D effort based on mutual agreement by the Parties.

                                 ARTICLE III
                             PROGRAM MANAGEMENT

      All product development initiatives shall be governed by a joint Product Development Committee, which will consist of members of the management and technical staffs of both Parties. This committee will


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conduct project evaluations and assessments on a regular basis, and provide
"go" or "no-go" guidance on a quarterly basis.

                                 ARTICLE IV
                               ROLE OF PARTIES

      Both Parties agree to provide technical, business, and market evaluation expertise to the project.

      a. PEC will provide technical expertise and design all fuel formulations and additive systems, and will be responsible for all protocols and experimental design of the program.

      b. IGI will design, develop, and produce all micro-encapsulation components of the experimental fuel formulations and additive systems.

      c. Both Parties will contribute technical support staff to the project at their own cost.

                                  ARTICLE V
                              COSTS AND BUDGETS

      Both Parties will equally share the responsibility for all R&D costs and agree to provide technical staff to carry out the product development initiatives.

      a. The overall budget of the project will be developed by the Product Development Committee and will be refined on a need-to-basis by mutual agreement of both Parties.

      b. All external analytical and emissions testing laboratory costs shall be shared equally by both Parties.

      c. Unless modified in writing with the mutual consent of both Parties, the initial budgetary responsibility for each of the Parties shall not exceed $10,000.00.

                                 ARTICLE VI
                        INTELLECTUAL PROPERTY RIGHTS

      All intellectual property rights related to the encapsulation technology developed under the project shall belong to IGI. Intellectual property rights related to the successfully developed fuel formulations and performance additives shall belong to PEC. However, upon the completion/successful development of a commercially viable product, PEC would agree to enter into a cross-licensing arrangement with IGI. The details of such cross licensing arrangement will be set forth in a future, mutually acceptable agreement between the Parties.

                                 ARTICLE VII
                          CONFIDENTIALITY / SECRECY

      The information generated and received by either party under the Parties' joint initiatives outlined herein shall be kept confidential and will not be disclosed to any third party without the prior written permission from the other party.

                                ARTICLE VIII
                                RESERVATIONS

      PEC and IGI reserve the right to evaluate all of its existing commitments and relationships to evaluate any conflict of interest here and inform each other in good faith if any such limitations exist in defining a mutually exclusive relationship between parties as stipulated in this agreement.

                                 ARTICLE IX
                              TERM; TERMINATION

      This Agreement will be effective from the date of execution by the Parties and will terminate on occurrence of any of the following:


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      a.    The expiration of 12 months from the date of execution by the
            Parties of this Agreement or any longer time as agreed by the Parties in writing;

      b. Any other termination date mutually agreed to by the Parties in writing.

      c. If either party decides to terminate this Agreement it will give at least 30 days written notice to the other party.

      d. If the terms under this Agreement are not extended beyond 12 months from the date of execution, the Agreement shall be considered null and void.

THUS DONE and signed at Paramus, New Jersey, and, Buena, New Jersey on this the 10th day of November, 2003.

FOR PURE ENERGY CORPORATION               FOR IGI, INC.
DBA/PURE ENERGY OF AMERICA INC.

BY: /s/ IRSHAD AHMED                      BY: /s/ FRANK GERARDI
--------------------                      ---------------------

PRINT NAME: IRSHAD AHMED                  PRINT NAME: FRANK GERARDI
------------------------                  -------------------------

TITLE: PRESIDENT & CEO                    TITLE: CHAIRMAN & CEO
----------------------                    ---------------------


WITNESSED BY:                             WITNESSED BY:

/s/ ROBERT W. VESSIE                      /s/ NICOLE GRAY
--------------------                      ---------------

PRINT NAME: ROBERT W. VESSIE              PRINT NAME:NICOLE GRAY
----------------------------              ----------------------


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